Exhibit 4.7

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

between

MF GLOBAL HOLDINGS LTD.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

DATED AS OF APRIL 11, 2011

Second Supplement to the Indenture dated February 11, 2011

Table of Contents

Page
ARTICLE I

DEFINITIONS

Section 1.01 Definitions	4
Section 1.02 Scope of Second Supplemental Indenture	4

ARTICLE II

AMENDMENT

Section 2.01 Amendment to Section 1.02	5
Section 2.02 Amendment to Section 4.01	5

ARTICLE III

MISCELLANEOUS

Section 3.01 Effect of Successors and Assigns	5
Section 3.02 Governing Law	5
Section 3.03 No Security Interest Created	5
Section 3.04 Trust Indenture Act	5
Section 3.05 Benefits of Supplemental Indenture	6
Section 3.06 Execution in Counterparts	6
Section 3.07 Ratification of Indenture	6
Section 3.08 The Trustee	6
Section 3.09 No Recourse Against Others	6

SECOND SUPPLEMENTAL INDENTURE, dated as of April 11, 2011 (this “Second Supplemental Indenture”), between MF GLOBAL HOLDINGS LTD., a Delaware corporation, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee.

RECITALS

WHEREAS, pursuant to Section 901(7) of the Base Indenture, the Company and the Trustee previously entered into the First Supplemental Indenture for purposes of establishing the terms of the Company’s 1.875% Convertible Senior Notes due 2016;

WHEREAS, Section 8.01(b) of the First Supplemental Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, may, without the consent of Holders of the Securities, enter into a supplemental indenture for the purpose of conforming the terms of the First Supplemental Indenture to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus related to the offering of the Securities;

WHEREAS, as contemplated by Section 8.01(b) of the First Supplemental Indenture, the Company, pursuant to the foregoing authority, deems it advisable to enter into this Second Supplemental Indenture to conform two terms in the First Supplemental Indenture to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus related to the offering of the Securities;

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the Board of Directors of the Company and the Offer Committee of the Board of Directors;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel pursuant to Section 102 and Section 903 of the Base Indenture, respectively, in connection with the execution and delivery of this Second Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and satisfy all requirements necessary on the part of the Trustee to make this Second Supplemental Indenture a valid and legally binding agreement of the Trustee; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Company has been duly authorized by the Company, and all other acts and things necessary on the part of the Company to make this Second Supplemental Indenture a valid and legally binding agreement of the Company have been done and performed,

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the term “First Supplemental Indenture” shall mean the First Supplemental Indenture, dated February 11, 2011, between the Company and the Trustee, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Second Supplemental Indenture, entered into pursuant to the applicable provisions of such instrument and the other instruments referenced therein, including, for all purposes thereof, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instruments, this Second Supplemental Indenture and any other such supplemental indenture, respectively.

As used herein, the terms “Base Indenture”, “Indenture”, “Security”, “Securities”, “Holders”, “Paying Agent” and “Conversion Agent” shall have the respective meanings assigned to them in the First Supplemental Indenture and all other terms used herein and not otherwise defined shall have the meanings set forth in the Base Indenture.

As used in this Second Supplemental Indenture, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular article, section or other subdivision of this instrument.

Section 1.02 Scope of Second Supplemental Indenture. The changes, modifications and supplements to the Base Indenture and the First Supplemental Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which have been issued and may hereafter be issued from time to time, and shall not apply to any other securities that may be issued under the Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Second Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture and the First Supplemental Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture and the First

Supplemental Indenture, as set forth therein, shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

ARTICLE II

AMENDMENT

Section 2.01 Amendment to Section 1.02. The definition of “Maturity Date”, as set forth in Section 1.02 of the First Supplemental Indenture, is hereby amended by replacing the date of “August 1, 2016” with the date of “February 1, 2016”.

Section 2.02 Amendment to Section 4.01. Section 4.01(a) of the First Supplemental Indenture is hereby amended by replacing references to the date “August 15, 2015” with the date of “August 1, 2015”.

ARTICLE III

MISCELLANEOUS

Section 3.01 Effect of Successors and Assigns. Notwithstanding Section 111 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in the Indenture and the Securities will bind their respective successors.

Section 3.02 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 3.03 No Security Interest Created. Nothing in this Second Supplemental Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 3.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.05 Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 111 of the Base Indenture, nothing in this Second Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 3.06 Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.07 Ratification of Indenture. The Base Indenture and the First Supplemental Indenture, as supplemented by this Second Supplemental Indenture, are in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture and the First Supplemental Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture and the First Supplemental Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 3.08 The Trustee. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture and the First Supplemental Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Second Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 3.09 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

MF GLOBAL HOLDINGS LTD.

By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer and Chief Accounting Officer

Attest:	/s/ Jacqueline M. Giammarco
	Name:	Jacqueline M. Giammarco
	Title:	Corporate Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Associate

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